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EXHIBIT 21.1

Exhibit A

Global Power Equipment Group Inc.
Annual Report on Form 10-K
Subsidiaries of Global Power Equipment Group Inc.

Consolidated Subsidiaries	Where Organized
Braden Construction Services, Inc.	Delaware
Braden Manufacturing, L.L.C.	Delaware
Global Power Professional Services Inc.	Delaware
GPEG LLC	Delaware
Hetsco Holdings, Inc.	Delaware
Hetsco, Inc.	Delaware
Steam Enterprises, L.L.C.	Delaware
TOG Holdings, Inc.	Delaware
Williams Burns and Roe, LLC	Delaware
Williams Industrial Services Group, L.L.C.	Delaware
Construction & Maintenance Professionals, LLC	Georgia
Williams Global Services, Inc.	Georgia
Williams Industrial Services, LLC	Georgia
Williams Plant Services, LLC	Georgia
Williams Specialty Services, LLC	Georgia
Koontz-Wagner Custom Controls Holdings, LLC	Indiana
TOG Manufacturing Company, Inc.	Massachusetts
Braden Manufacturing SA de CV	Mexico
Braden-Europe BV	The Netherlands
GPEG CV	The Netherlands
Global Power Netherlands BV	The Netherlands
Global Power Professional Services Netherlands BV	The Netherlands
Global Power Equipment Group (Hong Kong) Limited	Hong Kong
Braden Power Equipment (Shanghai) Co., Ltd.	Peoples Republic of China

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  EXHIBIT 21.1
Exhibit A
Global Power Equipment Group Inc. Annual Report on Form 10-K Subsidiaries of Global Power Equipment Group Inc.